SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2004

CARRAMERICA REALTY CORPORATION

CARRAMERICA REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-11706	52-1796339

Delaware	000-22741	52-1976308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1850 K Street, NW, Suite 500 Washington, DC		20006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(202) 729-1700

Not applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On June 21, 2004, CarrAmerica Realty Corporation (the “Company”) entered into a Revolving Credit Agreement (the “Facility”) with JPMorgan Chase Bank as administrative agent for a syndicate of banks (“JPMorgan”). The Facility is unsecured but payment is guaranteed by CarrAmerica Realty, L.P., a subsidiary of the Company. The maximum amount available for borrowing under the Facility is $500 million, which amount may be increased to $700 million by request of the Company at any time within 24 months of the closing, provided the funding commitments are increased accordingly. Borrowings under the Facility will be used, among other things, for working capital purposes and for general corporate purposes. Up to $75 million of the Facility may be used for letters of credit. The Facility has a term of three years with a one-year extension at the Company’s option upon payment of an extension fee.

At its option, the Company may make borrowings as Euro-Dollar loans, for which the interest rate is the adjusted LIBOR rate plus the Applicable Margin (as listed in the Facility and based upon the Company’s credit rating), or Adjusted Base Rate Loans, for which the interest rate is the Adjusted Base Rate (as defined in the Facility) plus the Applicable Margin. A competitive bid option is available under the Facility for money market loans as long as the Company maintains two investment grade ratings. Interest will be payable monthly in arrears on Adjusted Base Rate Loans. Interest on Euro-Dollar loans and money market loans will be payable in arrears at the end of the applicable interest period (but no less frequently than every three months). Prepayments may be made without penalty, with any amount remaining outstanding due and payable upon the maturity of the Facility. In the case of money market loans, prior lender consent is required for prepayment.

The Facility replaces and was used to repay all amounts outstanding under the Company’s existing $500 million unsecured senior credit facility, which was due to expire on June 28, 2004. As of the closing date of the Facility, the Facility carried an interest rate of 1.93%, $52.5 million was drawn on the Facility, $3.2 million in letters of credit were outstanding and the Company had $444.3 million available for borrowing.

A copy of the Facility is filed as an exhibit to this report.

Item 7.	Financial Statements and Exhibits

The following exhibit is filed as part of this report:

10.1	Revolving Credit Agreement, dated as of June 21, 2004, by and among CarrAmerica Realty Corporation as Borrower, JPMorgan Chase Bank, as Administrative Agent, and other Banks.

10.2	Guaranty of Payment, dated as of June 21, 2004, by CarrAmerica Realty, L.P. in favor of JPMorgan Chase Bank, as Administrative Agent on behalf of the Banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRAMERICA REALTY CORPORATION

Date: June 24, 2004	By:	/s/ Kurt A. Heister
Kurt A. Heister Senior Vice President and Controller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRAMERICA REALTY, L.P.

Date: June 24, 2004	By: CARRAMERICA REALTY GP HOLDINGS, INC., its general partner

	By:	/s/ Kurt A. Heister
Kurt A. Heister Treasurer

EXHIBIT INDEX

Exhibit	Document

10.1	Revolving Credit Agreement, dated as of June 21, 2004, by and among CarrAmerica Realty Corporation as Borrower, JPMorgan Chase Bank, as Administrative Agent, and other Banks.

10.2	Guaranty of Payment, dated as of June 21, 2004, by CarrAmerica Realty, L.P. in favor of JPMorgan Chase Bank, as Administrative Agent on behalf of the Banks.